Exhibit 99.1

News Release

Contact:
Joe Baj, VP & Treasurer
(713) 267-7605
Linda McNeill, Treasury Manager
(713) 267-7622

BRISTOW GROUP REPORTS FISCAL 2008 FIRST QUARTER RESULTS

HOUSTON, August 2, 2007 – Bristow Group Inc. (NYSE: BRS) today reported financial results for its fiscal 2008 first quarter ended June 30, 2007.

Highlights include:

▪
Revenue of $245.0 million increased by 10.8 percent over the first quarter of fiscal year 2007.  Revenue gains occurred in most of our business units, driven by improved pricing and the addition of new aircraft;

▪
Operating income of $29.9 million decreased by 3.8 percent over the first quarter of fiscal year 2007, primarily due to higher compensation and maintenance costs within our West Africa and Eastern Hemisphere (“EH”) Centralized Operations business units, partially offset by increased revenue;

▪
Net income of $22.7 million increased 31.6 percent versus net income for the first quarter of fiscal year 2007.  Increases in earnings from unconsolidated affiliates, interest income and other income contributed to the improvement in the latest quarter’s net income;

▪
Diluted earnings per share increased to $0.75 from $0.73 for the first quarter of fiscal year 2007.  Diluted earnings per share for the first quarter of fiscal year 2008 reflected the assumed conversion of the Company’s Mandatory Convertible Preferred Stock, which added approximately 6.5 million shares to the weighted average diluted shares calculation.

Capital and Liquidity:

▪	The June 30, 2007 consolidated balance sheet reflected $902.9 million in stockholders’ investment and $561.3 million of indebtedness;

▪	We had $339.5 million in cash and an undrawn $100 million revolving credit facility;

▪
We used $2.3 million of cash for operating activities, which included a $29.9 million increase in receivables, primarily from operations in Nigeria.  We have received payment for a majority of these Nigeria receivables in July.  We also used $121.8 million for capital expenditures, primarily for aircraft, and $12.9 million for the acquisition (net of cash acquired) of Bristow Academy during the first quarter of fiscal year 2008;

▪	Aircraft purchase commitments totaled $255.0 million, with options totaling $732.9 million as of June 30, 2007.

William E. Chiles, President and Chief Executive Officer of Bristow Group Inc., said, “We saw strong financial performance and good execution against our strategic plan during the latest quarter, and we remain on target with our plan to expand our fleet and improve overall margins and operating efficiencies.  The industry fundamentals continue to be very strong, and our customers remain committed to field development plans, which is the primary driver of our growth.  We continue to believe demand for aircraft will exceed supply over the next several years, which should create good opportunities to enhance revenue and margin growth going forward.”

CONFERENCE CALL

Management will conduct a conference call starting at 10:00 a.m. EDT (9:00 a.m. CDT) on Friday, August 3, 2007, to review financial results for the fiscal quarter ended June 30, 2007.  The conference call can be accessed as follows:

Via Webcast:
§	Visit Bristow Group’s investor relations Web page at http://www.bristowgroup.com

§	Live: Click on the link for “Q1 2008 Bristow Group Inc. Earnings Conference Call”

§	Replay: A replay via webcast will be available approximately one hour after the call’s completion

Via Telephone within the U.S.:
§	Live: Dial toll free (800) 218-0713

§	Replay: A telephone replay will be available through August 17, 2007, by dialing toll free (800) 405-2236, passcode: 11093169

Via Telephone outside the U.S.:
§	Live: Dial (303) 262-2142

§	Replay: A telephone replay will be available through August 17, 2007 by dialing (303) 590-3000, passcode: 11093169

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading provider of helicopter services to the worldwide offshore energy industry based on the number of aircraft operated.  Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in the U.S. Gulf of Mexico and the North Sea, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Mexico, Nigeria, Russia and Trinidad. Additionally, the Company is a leading provider of production management services for oil and gas production facilities in the U.S. Gulf of Mexico.  For more information, visit the Company’s website at www.bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  These forward-looking statements include statements regarding customer demand, future results, the addition of new aircraft to our fleet, future investments and earnings power of aircraft.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2007 and the annual report on Form 10-K for the year ended March 31, 2007.  Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

 (financial tables follow)

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	Three Months Ended June 30,
	2006	2007
	(Unaudited)
Gross revenue:
Operating revenue from non-affiliates	$181,786	$212,454
Operating revenue from affiliates	12,079	11,097
Reimbursable revenue from non-affiliates	26,125	20,348
Reimbursable revenue from affiliates	1,072	1,103
	221,062	245,002
Operating expense:
Direct cost	138,470	163,836
Reimbursable expense	26,898	21,241
Depreciation and amortization	10,283	11,373
General and administrative	15,349	19,262
Gain on disposal of assets	(998)	(584)
	190,002	215,128
Operating income	31,060	29,874
Earnings from unconsolidated affiliates, net of losses	1,559	3,390
Interest income	1,290	2,198
Interest expense	(3,236)	(2,933)
Other income (expense), net	(4,785)	426
Income before provision for income taxes and minority interest	25,888	32,955
Provision for income taxes	(8,543)	(9,834)
Minority interest	(116)	(449)
Net income	17,229	22,672
Preferred Stock dividends	—	(3,162)
Net income available to common stockholders	$17,229	$19,510
Earnings per common share:
Basic	$0.74	$0.83
Diluted	$0.73	$0.75

Weighted average common shares outstanding:
Basic	23,393	23,603
Diluted	23,508	30,219

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	June 30,
	2007	2007
ASSETS		(Unaudited)
Current assets:
Cash and cash equivalents	$184,188	$339,542
Accounts receivable from non-affiliates	158,770	187,836
Accounts receivable from affiliates	17,199	19,694
Inventories	157,870	169,635
Prepaid expenses and other	17,947	17,768
Total current assets	535,974	734,475
Investments in unconsolidated affiliates	46,828	47,561
Property and equipment — at cost:
Land and buildings	51,850	56,339
Aircraft and equipment	1,141,578	1,269,390
	1,193,428	1,325,729
Less: accumulated depreciation and amortization	(301,520)	(308,258)
	891,908	1,017,471
Goodwill	20,368	27,119
Other assets	10,725	17,814
	$1,505,803	$1,844,440
LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current liabilities:
Accounts payable	$42,343	$43,556
Accrued wages, benefits and related taxes	38,281	38,877
Income taxes payable	4,377	2,240
Other accrued taxes	9,084	9,944
Deferred revenues	16,283	17,372
Accrued maintenance and repairs	12,309	13,083
Other accrued liabilities	22,828	22,027
Deferred taxes	17,611	17,962
Short-term borrowings and current maturities of long-term debt	4,852	7,923
Total current liabilities	167,968	172,984
Long-term debt, less current maturities	254,230	553,382
Accrued pension liabilities	113,069	112,992
Other liabilities and deferred credits	17,345	15,112
Deferred taxes	76,089	81,795
Minority interest	5,445	5,267
Commitments and contingencies
Stockholders' investment:
5.50% mandatory convertible preferred stock	222,554	222,554
Common stock	236	237
Additional paid-in capital	169,353	172,373
Retained earnings	515,589	535,099
Accumulated other comprehensive loss	(36,075)	(27,355)
	871,657	902,908
	$1,505,803	$1,844,440

BRISTOW GROUP INC. AND SUBSIDIARIES
CORPORATE ITEMS AFFECTING THE COMPARABILITY OF RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2006			2007
	Pre-tax Earnings	Net Income	Diluted Earnings Per Share	Pre-tax Earnings	Net Income	Diluted Earnings Per Share
Investigations:
SEC (1)	$(108)	$(70)	$—	$—	$—	$—
DOJ (2)	(591)	(384)	(0.02)	—	—	—
Tax contingency related items (3)	—	800	0.03	—	918	0.03
7 ½% Senior Notes due 2017 (4)	—	—	—	(357)	(232)	(0.01)
Foreign currency transaction gains (losses) (5)	(4,809)	(3,126)	(0.13)	401	261	0.01
Preferred Stock (6)	—	—	—	826	537	(0.19)
Total	$(5,508)	$(2,780)	$(0.12)	$870	$1,484	$(0.16)
______

(1)
Represents costs incurred in conjunction with the SEC investigation regarding findings from the internal review initiated by the Audit Committee of our board of directors in fiscal year 2005 of certain payments made by two of our affiliated entities in a foreign country.  These costs are included in general & administrative costs in our consolidated statements of income.

(2)
Represents legal and other professional fees incurred in connection with a document subpoena received from the Antitrust Division of the Department of Justice (“DOJ”) in June 2005, which related to a grand jury investigation of potential antitrust violations among providers of helicopter transportation services in the U.S. Gulf of Mexico focusing on activities during the period from January 1, 2000 to June 13, 2005.  These costs are included in general & administrative costs in our consolidated statements of income.

(3)
Represents the net reduction in our accruals for tax contingencies resulting from our evaluation of the need for certain tax reserves.  These amounts represent a direct reduction in our provision for income taxes in our consolidated statements of income.

(4)	Represents the effect on interest expense, net of interest income from invested proceeds, resulting from the issuance of 7 ½% Senior Notes due 2017 in June 2007.

(5)
Represents foreign currency transaction gains and losses resulting from changes in exchange rates during the applicable periods.  The effects of these foreign currency transaction gains and losses were offset to a large extent by corresponding charges or benefits in the cumulative translation adjustment in stockholders’ investment with no overall economic effect.  These amounts are included in other income (expense), net in our consolidated statements of income.

(6)
Represents the effect of the preferred stock offering completed in September and October 2006.  The net income effect results from interest income earned on remaining cash proceeds generated from the offering.  Diluted earnings per share for the three months ended June 30, 2007 was reduced by the effect of the inclusion of weighted average shares resulting from the assumed conversion of the preferred stock at the conversion rate that results in the most dilution, partially offset by the impact of higher interest income.

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
	Three Months Ended June 30,
	2006	2007
	(Unaudited)
Flight hours (excludes Bristow Academy and unconsolidated affiliates)
Helicopter Services:
North America	42,609	40,271
South and Central America	9,285	11,367
Europe	10,170	10,821
West Africa	8,883	8,898
Southeast Asia	3,206	3,344
Other International	2,052	2,547
Consolidated total	76,205	77,248

Gross revenue:
Helicopter Services:
North America	$63,368	$60,939
South and Central America	13,012	16,036
Europe	71,981	83,357
West Africa	31,736	33,283
Southeast Asia	17,040	22,492
Other International	8,955	11,455
EH Centralized Operations	3,074	6,805
Bristow Academy	—	3,019
Intrasegment eliminations	(2,860)	(6,235)
Total Helicopter Services	206,306	231,151
Production Management Services	17,684	16,543
Corporate	(25)	—
Intersegment eliminations	(2,903)	(2,692)
Consolidated total	$221,062	$245,002

Operating income:
Helicopter Services:
North America	$9,233	$10,714
South and Central America	3,970	3,685
Europe	14,096	14,575
West Africa	4,333	2,797
Southeast Asia	2,435	4,127
Other International	1,516	2,265
EH Centralized Operations	(1,767)	(4,279)
Bristow Academy	—	(91)
Total Helicopter Services	33,816	33,793
Production Management Services	1,413	1,089
Gain on disposal of assets	998	584
Corporate	(5,167)	(5,592)
Consolidated total	$31,060	$29,874

Operating Margins
Helicopter Services:
North America	14.6%	17.6%
South and Central America	30.5%	23.0%
Europe	19.6%	17.5%
West Africa	13.7%	8.4%
Southeast Asia	14.3%	18.3%
Other International	16.9%	19.8%
EH Centralized Operations	(57.5)%	(62.9)%
Bristow Academy	N/A	(3.0)%
Total Helicopter Services	16.4%	14.6%
Production Management Services	8.0%	6.6%
Consolidated total	14.1%	12.2%